                                                                  EXHIBIT NO. 21

                           SUBSIDIARIES OF THE COMPANY

       Name of Subsidiary           State of Incorporation
--------------------------------    ----------------------

Colony Bank of Fitzgerald                  Georgia
Colony Bank Ashburn                        Georgia
Colony Bank of Dodge County                Georgia
Colony Bank Worth                          Georgia
Colony Bank Wilcox                         Georgia
Colony Bank Southeast                      Georgia
Colony Management Services, Inc.           Georgia